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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 relating to the Pennzoil-Quaker State Savings and Investment Plan for Hourly Employees of our report dated March 11, 1998, except as to the second paragraph to Note 11 which is as of July 10, 1998, relating to the financial statements of Excel Paralubes, which appears in the Information Statement constituting part of the Registration Statement on Form 10 filed by Pennzoil-Quaker State Company on September 21, 1998.


PricewaterhouseCoopers LLP
Houston, Texas
December 28, 1998